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                                                               EXHIBIT 10.3 (31)

                                EIGHTH AMENDMENT
                                       TO
                      G. B. DEALEY RETIREMENT PENSION PLAN


         A. H. Belo Corporation, a Delaware corporation, pursuant to authorization of its Board of Directors, adopts the following amendments to the
G. B. Dealey Retirement Pension Plan (the "Plan").

         1. Section 1.14 of the Plan ("Credited Service") is amended by the addition of the following sentence:

         In determining the Credited Service of an Employee who became an employee of Third Avenue Television, Inc., a Delaware corporation, on February 1, 1995, and who immediately prior to that date was an employee of KIRO, Inc., a Washington corporation ("KIRO"), such Employee will receive credit for his period of employment with KIRO or any affiliate of KIRO, calculated in the same manner as if it had been employment with a Controlled Group Member, for purposes of eligibility to participate in the Plan under Section 2.1 and for purposes of his vested interest in his retirement benefit under Article 4 of the Plan, but not for purposes of determining the amount of his retirement benefit or for any other purpose of the Plan.

         2. Section 2.1 of the Plan is amended by the addition of the following sentence:

         In addition, each Employee of Third Avenue Television, Inc. who completed a year of Credited Service and attained age 21 on or before January 31, 1995, will become a Participant on February 1, 1995.
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         3.      Appendix A to the Plan ("Participating Employers") is amended by the addition of the following corporation:

                         Third Avenue Television, Inc.
                            (as of February 1, 1995)

         4. The foregoing amendments will be effective from and after February 1, 1995.

Executed at Dallas, Texas, this 22nd day of February, 1995.


                                                    A. H. BELO CORPORATION


                                                    By /s/ Michael J. McCarthy
                                                       _______________________





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